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                                                                   EXHIBIT 4.4



                           KIMBERLY-CLARK CANADA INC.
                       EMPLOYEE INCENTIVE INVESTMENT PLAN


                                   ARTICLE 1
                                  INTRODUCTION

1.1 The Kimberly-Clark Canada Inc. Employee Incentive Investment Plan is hereby established on the following terms and conditions and shall be effective as of and from January 1, 1996.

1.2 The purpose of the Plan is to promote the interests of KC Corporation and its shareholders by encouraging Eligible Employees to arrange for personal investment programs which will be augmented by Employer Contributions. It provides each Eligible Employee with an opportunity to obtain a proprietary interest in KC Corporation by purchasing the publicly traded Shares of KC Corporation in accordance with the terms and conditions hereof.


                                   ARTICLE 2
                                  DEFINITIONS

In this Plan, whenever the context so indicates, the singular and plural, and the masculine, feminine or neuter gender, shall each be deemed to include the others and the following capitalized terms shall have the following meanings:

2.1      "Board of Directors" means the Board of Directors of the Company.

2.2 "Business Day" means each day other than a Saturday or Sunday on which the Trustee is open for business at its head office in Toronto, Ontario.

2.3      "Company" means Kimberly-Clark Canada Inc.

2.4 "Compensation" means the regular base salary or regular hourly wage received by a Participant from an Employer during a calendar year as determined by such Employer from time to time excluding vacation pay in lieu of time off, overtime, bonuses, service awards or any other special compensation.

2.5 "Eligible Employee" means an employee of an Employer which has completed at least twelve months of regular full-time employment with the Employer and who is on the Employer's active payroll provided such employee is not:
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         (a)     an employee who is eligible to participate in any other
                 matched savings plan that is sponsored by the Company or KC Corporation other than a group retirement savings plan available to employees of an Employer to which the Employer makes matching contributions;

         (b) an employee who is employed on a temporary or intermittent basis or for less than the full number of hours in the basic work week at the Employer's work location; or

         (c) an employee who is included in a unit of employees covered by a collective bargaining agreement unless the collective bargaining agreement expressly provides that the employees in such unit are eligible to participate in the Plan.

2.6 "Employer" means KC Inc., KC Forest Products and KCC Services each in respect of its own employees.

2.7 "Employer Contributions" means contributions made by an Employer pursuant to section 4.2 hereof which are deposited to a Participant's Stock Account.

2.8      "KC Corporation" means Kimberly-Clark Corporation.

2.9      "KCC Services" means Kimberly-Clark Canada Services Corp.

2.10     "KC Forest Products" means Kimberly-Clark Forest Products Inc.

2.11     "KC Inc." means Kimberly-Clark Inc.

2.12 "Non-Share Assets" means all assets held in a Participant Stock Account other than Shares.

2.13 "Participant" means an Eligible Employee who enrols in the Plan in accordance with Article 3 hereof.

2.14 "Participant Contributions" means contributions made by a Participant in accordance with the Plan which are deposited to the Participant's Stock Account on a monthly basis in accordance with section 6.2.

2.15 "Participant Stock Account" means an account maintained for each Participant by the Trustee to hold Participant Contributions, Shares and any income or dividends earned thereon.

2.16 "Plan" means the Kimberly-Clark Canada Inc. Employee Incentive Investment Plan established hereby.

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2.17     "Shares" means shares of the common stock of KC Corporation.

2.18 "Trustee" means the corporate entity selected by the Company pursuant to Section 12.1 to receive and invest all Participant Contributions and all Employer Contributions.

2.19 "Trust Agreement" means the agreement entered into between the Trustee and the Company establishing the basis for holding and administering the assets of the Plan.

2.20 "U.S. National Exchange" means the New York Stock Exchange, the Chicago Stock Exchange or the Pacific Stock Exchange.

2.21     "Valuation Date" means the last Business Day of each month.


                                   ARTICLE 3
                                 PARTICIPATION

3.1 ACCOUNT APPLICATION FORM. As a condition of joining the Plan and becoming a Participant, an Eligible Employee must first complete and file with his Employer an account application form provided by the Employer. The account application form will authorize the relevant Employer to deduct from the Eligible Employee's Compensation the amount of such Eligible Employee's Participant Contribution designated pursuant to Section 4.1 hereof and will express the agreement of the Eligible Employee to the terms and conditions of the Plan.

3.2 CURRENT ELIGIBLE EMPLOYEES. An employee of an Employer that is an Eligible Employee on January 1, 1996 may elect to join the Plan and become a Participant effective February 1, 1996 or on the first day of any month thereafter by completing and filing an account application form with his Employer prior to such effective date.

3.3 NEW ELIGIBLE EMPLOYEES. An employee of an Employer that becomes an Eligible Employee at any time after January 1, 1996 may elect to join the Plan and become a Participant effective the first day of any month by completing and filing an account application form with his Employer prior to such effective date.


                                   ARTICLE 4
                                 CONTRIBUTIONS

4.1 PARTICIPANT CONTRIBUTIONS. (a) In the account application form which an Eligible Employee files with the Employer pursuant to Article 3, the Eligible Employee shall designate any percentage (in whole numbers) of his current Compensation between 2% and 6% inclusive, or alternatively a fixed dollar amount representing between 2% and 6% of his current Compensation, to be contributed to the Plan as his Participant
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Contribution in each calendar year.  A Participant may change such designation no more frequently than once in each calendar quarter by providing his Employer with a contribution change form which designates a revised percentage or fixed dollar amount to become effective as soon as administratively possible following the month during which such contribution change form is received by the Employer.

         (b) Participant Contributions shall be made by way of payroll deductions each payroll period only commencing as soon as administratively possible following the effective date of a Participant's participation in the Plan and shall not be made by way of lump sum contributions.

         (c) Subject to Sections 5.1 and 7.1 hereof, each Participant must make Participant Contributions for so long as he remains a Participant except when on authorized unpaid leave of absence including illness or injury.

4.2 EMPLOYER CONTRIBUTIONS. Prior to the Valuation Date of each month during which an Employer has made Participant Contributions to the Plan on behalf of a Participant, the Employer shall contribute to the Plan an amount equal to 25% of the amount of such Participant Contributions.


                                   ARTICLE 5
                              TEMPORARY SUSPENSION
                                       OF
                           PARTICIPANT CONTRIBUTIONS

5.1 PARTICIPANT ELECTION. A Participant may elect to suspend his Participant Contributions to the Plan by providing his Employer with a completed contribution change form available from the Employer. Such suspension must last for a period of not less than six months commencing with the month immediately following the date of receipt of the completed contribution change form by the Employer, and operates immediately to suspend all further Participant and Employer Contributions in respect of the Participant. Participant Contributions that are not made during the period of suspension may not be accumulated or carried forward for later payment. A Participant may not exercise his right to suspend his Participant Contributions to the Plan more than once in each calendar year.

5.2 SUBSEQUENT PARTICIPATION. A Participant who has suspended his Participant Contributions to the Plan pursuant to Section 5.1 may begin making Participant Contributions again following the related suspension period by completing and providing his Employer with a further contribution change form.

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                                  ARTICLE 6
                                 INVESTMENT
                                     OF
                   PARTICIPANT AND EMPLOYER CONTRIBUTIONS

6.1 PARTICIPANT STOCK ACCOUNTS. The Trustee shall maintain a Participant Stock Account on behalf of each Participant which shall consist of the following from time to time:

         (a)     Participant Contributions and any interest earned thereon;

         (b)     Employer Contributions and any interest earned thereon; and

         (c)     Shares and any dividends received in respect of such Shares.

6.2 DEPOSIT OF PARTICIPANT AND EMPLOYER CONTRIBUTIONS. The Participant Contributions and Employer Contributions for a Participant shall be directed by the Participant's Employer to the Trustee which shall deposit such Participant Contributions and Employer Contributions in the Participant Stock Account for the Participant prior to the Valuation Date of the month during which such Participant Contributions and Employer Contributions are received by the Trustee.

6.3 INVESTMENT OF NON-SHARE ASSETS. On the Valuation Date of each month the Trustee shall pool all Non-Share Assets then held in all Participant Stock Accounts and shall use such Non-Share Assets to purchase Shares through the facilities of a U.S. National Exchange at a time and price, in an amount and manner, and through a broker, to be determined by the Trustee. Non-Share Assets used for such purpose shall be converted into U.S. dollars using the exchange rate quoted by the Trustee on the date the Shares are purchased. As soon as administratively possible following a Valuation Date, Shares so purchased by the Trustee shall be allocated to each Participant's Participant Stock Account proportionately based upon the average purchase price of the Shares net of related expenses and the proportion that the amount of Non-Share Assets that was available from a Participant's Participant Stock Account to purchase the Shares is to the aggregate amount of Non-Share Assets that was available from all Participant Stock Accounts for such purpose. Any appreciation in the value of Shares held in a Participant's Participant Stock Account shall accrue to the benefit of the Participant and any depreciation in the value of such Shares shall be borne by the Participant.

6.4 ALLOCATION OF EXPENSES. All expenses associated with a purchase of Shares by the Trustee on behalf of Participants utilizing the Non-Share Assets held in the Participant Stock Accounts of such Participants shall be paid by such Participants proportionately based upon the number of Shares purchased by each Participant and the amount of such expenses shall be deducted by the Trustee from each Participant's Participant Contributions.
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6.5      REGISTRATION.  All Shares held by the Trustee for Participants under the Plan shall be registered in the name of the Trustee or its nominee until withdrawn, distributed or sold in accordance with the terms hereof.

6.6 PURCHASES FROM OTHER PARTICIPANTS. If the Trustee is required to sell Shares on behalf of one or more Participants at the same time as it is required to purchase Shares on behalf of one or more Participants, the Trustee shall be entitled to effect a sale between such Participants at a price equal to the closing price for the Shares as reported on the New York Stock Exchange Composite Transactions Tape on such day.


                                   ARTICLE 7
                                  WITHDRAWALS

7.1 WITHDRAWALS FROM PARTICIPANT STOCK ACCOUNTS. A Participant may withdraw all, or part only, of the value of his Participant Stock Account by providing his Employer with a payment authorization and direction form available from the Employer. Whenever a Participant makes any withdrawal of the value of his Participant Stock Account, whether by way of a full or partial withdrawal, his ability to make further contributions to the Plan is suspended for a period of twelve months commencing on the first day of the month immediately following the month in which the withdrawal is made and he may only begin making further contributions to the Plan following such twelve month suspension period by completing and providing his Employer with a contribution change form. Any request for withdrawal shall take effect immediately upon receipt of a payment authorization and direction form by an Employer and shall operate immediately to suspend any further Participant Contributions and Employer Contributions in respect of the Participant.

7.2 METHOD OF WITHDRAWAL FROM A PARTICIPANT STOCK ACCOUNT. A withdrawal from a Participant Stock Account shall be made in the form of either all cash or all Shares indicated by way of an election on the Participant's payment authorization and direction form and shall be paid to the Participant as soon as administratively possible following the month during which the payment authorization and direction form is received by the Employer. The Trustee shall sell such number of shares in the Participant's Participant Stock Account as may be necessary to effect the cash payment in accordance with the terms of the Trust Agreement and shall remit the cash amount to the Participant net of related sale expenses.

7.3 FORM OF WITHDRAWAL. Shares transferred to a Participant pursuant to a request for withdrawal shall be registered in the Participant's name. Rights to a fraction of a Share shall be satisfied by way of a cash payment and all cash payments made pursuant to a request for withdrawal shall be made in Canadian funds.
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                                   ARTICLE 8
                   DISTRIBUTION ON TERMINATION OF EMPLOYMENT

8.1 DISTRIBUTION ON TERMINATION OF EMPLOYMENT. If a Participant's employment with his Employer is terminated for any reason, the Participant or his beneficiary, as the case may be, shall cease to be a Participant and shall receive the value of his Participant Stock Account pursuant to Section 8.3.

8.2 SUSPENSION OF PARTICIPANT AND EMPLOYER CONTRIBUTIONS. The termination of a Participant's employment for any reason shall operate as an immediate suspension of any further Participant Contributions and Employer Contributions in respect of the Participant.

8.3 METHOD OF DISTRIBUTION. A distribution of the value of a Participant's Participant Stock Account as a result of the termination of the Participant's employment shall be made in the form of either all cash or all Shares indicated by way of an election on a payment authorization and direction form to be provided by the Participant's Employer and to be completed and returned to the Employer by the Participant or the Participant's beneficiary or legal representative, as the case may be, within 3 calendar months of the Participant's termination of employment. Failure to complete and return a payment authorization and direction form within such 3 month period will be deemed to constitute an election to receive the distribution of the value of the Participant's Participant Stock Account by way of cash payment only. A distribution of a Participant's Participant Stock Account attributable to termination of the Participant's employment shall be paid by the Trustee to the Participant or the Participant's beneficiary or legal representative, as the case may be, as soon as administratively possible following the month during which a completed payment authorization and direction form is received by the relevant Employer or during which the applicable three month election period expires. The Trustee shall sell such number of Shares in the Participant's Participant Stock Account as may be necessary to generate any cash component of the distribution and shall remit such cash amount to the Participant or the Participant's beneficiary or legal representative net of related sale expenses. Such sale shall be made through the facilities of a U.S. National Exchange at a time and price, in an amount and manner, and through a broker, to be determined by the Trustee.

8.4 FORM OF DISTRIBUTION. Shares distributed to a Participant or the Participant's beneficiary or legal representative upon termination of the Participant's employment shall be registered in the Participant's name or in the name of the Participant's beneficiary or legal representative, as the case may be. Rights to a fraction of a Share shall be satisfied by way of a cash payment and all cash payments made by way of distribution shall be made in Canadian funds.
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                                  ARTICLE 9
                              VOTING OF SHARES

9.1 INSTRUCTIONS FROM PARTICIPANTS. Shares held by the Trustee on behalf of Participants shall be voted by the Trustee at each annual and/or special meeting of shareholders of KC Corporation in accordance with the instructions of the Participants and for this purpose the Trustee shall provide each Participant with a copy of the related notice of meeting, information circular and form of proxy together with an appropriate form on which the Participant may provide the Trustee with voting instructions in respect of Shares held in the Participant's Participant Stock Account. Shares in respect of which voting instructions are not received by the Trustee from Participants shall not be voted by the Trustee at the meeting.



                                 ARTICLE 10
                        TAKEOVER BIDS AND ISSUER BIDS

10.1 INSTRUCTIONS FROM PARTICIPANTS. A Participant may instruct the Trustee in writing how to respond to a takeover bid or an issuer bid for any or all of the Shares held by the Trustee on behalf of the Participant in his Participant Stock Account. The Company shall notify each Participant and exert its best efforts to distribute to him in a timely manner, or to cause to be so distributed, such information as will be distributed to Shareholders of KC Corporation in connection with any such takeover bid or issuer bid. Upon receipt of instructions from a Participant to tender Shares to such a takeover bid or issuer bid, the Trustee shall tender such Shares as and to the extent so instructed. If the Trustee shall not receive instructions from a Participant regarding a takeover bid or issuer bid for the Shares, or if the Trustee receives instructions not to tender any Shares to such a bid, the Trustee shall have no discretion in such matter and shall take no action in response to the bid.


                                 ARTICLE 11
                                 THE TRUSTEE

11.1 APPOINTMENT OF TRUSTEE. The Company shall appoint a Trustee under the Plan and shall enter into a Trust Agreement with the Trustee in respect of the Plan. The Trustee shall be an "agent independent of KC Corporation" within the meaning of Rule 10b-18(a)(6) under the United States Securities Exchange Act of 1934, as amended. The Trust Agreement shall provide for the payment to the Trustee of Participant Contributions and Employer Contributions and shall contain such other terms and provisions, not inconsistent with the Plan, as the Company shall approve. Subject to the requirements of the Plan, the Trustee shall control the time and price at which, the amount of, the manner in which, and the broker through which, Shares shall be purchased. The Company shall
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have the right, at any time and from time to time, to remove an existing
Trustee and to appoint a new Trustee.

11.2 DUTIES OF TRUSTEE. The Trustee shall receive all Participant Contributions and Employer Contributions under the Plan and shall hold, manage and invest same and make any disbursements of Participant Contributions and Employer Contributions that are contemplated by the Plan or the Trust Agreement. Without restricting the generality of the foregoing, the Trustee shall establish and maintain a Participant Stock Account for each Participant. The Trustee may delegate some or all of its duties under the Plan or the Trust Agreement with the prior written approval of the Company.

11.3 LIMITATION OF THE COMPANY'S LIABILITY. Although the Company shall use its best judgment in selecting the Trustee from time to time under the Plan, neither the Company nor the Employers nor any of the directors or officers thereof shall be under any liability or obligation with respect to any loss or diminution in the value of the assets held by the Trustee under the Plan.


                                   ARTICLE 12
                             REPORTS AND VALUATION

12.1 PARTICIPANT REPORTS. The Trustee shall provide each Participant with a report as soon as reasonably practicable following the end of each calendar quarter which shall indicate:

         (a) the Participant Contributions made to the Participant's Participant Stock Account during the calendar quarter;

         (b) Shares purchased on behalf of the Participant during the calendar quarter using the Participant's Non-Share Assets;

         (c) Employer Contributions received by the Participant during the calendar quarter; and

         (d) dividends received on Shares held in the Participant's Participant Stock Account during the calendar quarter.

The Trustee shall also provide each Participant with all income tax reporting information and forms respecting the Participant's participation in the Plan during a calendar year which the Participant requires to prepare and file his annual income tax return.

12.2 COMPANY REPORTS. The Trustee shall provide the Company and each Employer with a report as soon as reasonably practicable following the end of each calendar month which shall indicate:
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         (a)     Participant Contributions received from each Participant
                 during the month;

         (b) Shares purchased on behalf of each Participant during the month using each Participant's Non-Share Assets;

         (c) dividends received on Shares held in each Participant's Participant Stock Account during the month; and

         (d) Employer Contributions made to each Participant's Participant Stock Account during the month.


                                   ARTICLE 13
                                 ADMINISTRATION

13.1 COMPANY ADMINISTRATION. The Board of Directors shall be responsible for the administration of the Plan, including the interpretation of its provisions, and the decisions of the Board of Directors with respect to any questions arising under the Plan shall be final and binding for all purposes. The Board of Directors may adopt such rules and regulations for carrying out or implementing the Plan, and may delegate to officers or other employees of the Company or the Employers such powers and duties in connection with the administration of the Plan as the Board of Directors may deem advisable. The Board of Directors and any officers or other employees of the Company or the Employers to whom the Board of Directors shall have delegated any powers and duties in connection with the administration of the Plan shall be entitled to rely conclusively on all tables, valuations, certifications, opinions and reports which shall be furnished by any accountant, administrator, Trustee, insurance company, counsel or other expert who shall be employed or engaged for such purpose.


                                   ARTICLE 14
                               GENERAL PROVISIONS

14.1 COSTS OF ADMINISTRATION. Brokerage and commission fees payable in connection with the purchase of Shares using Non-Share Assets, brokerage fees and commissions payable in connection with the sale of Shares by the Trustee on behalf of Participants, withdrawal fees and taxes payable in respect of assets held in Participant Stock Accounts shall be paid by the Participants in the manner contemplated by the Plan. All other costs incidental to the administration of the Plan, including related payroll administration charges, shall be paid by each of the Employers pro rata based upon the relative number of Participants for which it is the Employer.
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14.2     NON-DIVERSION OF ASSETS.  No part of a Participant's Participant Stock
Account shall be used for or diverted to purposes other than for the exclusive benefit of the Participants.

14.3 NON-ASSIGNABILITY OF INTERESTS UNDER THE PLAN. Shares held in a Participant's Participant Stock Account may not be assigned or otherwise alienated by the Participant.

14.4 LIMITATION OF RIGHTS OF EMPLOYEE. Participation in the Plan is voluntary and shall not constitute a consideration for, an inducement to, or a condition of, the employment of any Eligible Employee and nothing contained in the Plan shall give any Participant or Eligible Employee the right to be retained in the service of an Employer or shall interfere with the right of the Employer to discharge any Eligible Employee, whether or not a Participant, at any time. Enrolment in the Plan does not give any Participant or beneficiary thereof any right or claim to any payment except as such payment is provided for under the provisions of the Plan and then only to the extent that assets are available in the hands of the Trustee for the making of such payment in accordance with the terms of the Plan.

14.5 GOVERNING LAW. The Plan shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.


                                   ARTICLE 15
                     AMENDMENT AND TERMINATION OF THE PLAN

15.1 POWER TO AMEND AND TERMINATE. The Company reserves the right to amend or terminate the Plan at any time in its sole discretion without notice subject, in the case of an amendment, to continuing to meet such requirements as are necessary to maintain the Plan's status as an employee benefit plan for purposes of the Income Tax Act (Canada). Termination of the Plan operates immediately to suspend any further Participant Contributions and Employer Contributions in respect of all Participants. No such amendment or termination shall have the effect of permitting any assets held by the Trustee on behalf of Participants pursuant to the Plan to be used for or diverted to purposes other than those of the Plan.

15.2 ADOPTION OF PLAN BY SUCCESSOR. If the Company shall be reorganized by way of merger, consolidation, transfer of assets or otherwise, such that an entity other than the Company shall succeed to all or substantially all of the Company's business, the successor entity may be substituted for the Company under the Plan by adopting the Plan. Participant and Employer Contributions shall be automatically suspended as of and from the effective date of any such reorganization until the substitution of the successor entity becomes effective.



NOVEMBER 29, 1995